UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
_______________________
Date of Report (Date of earliest event reported): July 5, 2016
PLEXUS CORP.
_____________________________________________________________________________________________
(Exact name of registrant as specified in its charter)
Wisconsin                 001-14423                39-1344447
(State or other jurisdiction             (Commission             (I.R.S. Employer
of incorporation)                File Number)             Identification No.)
One Plexus Way, Neenah, WI               54957
(Address of principal executive offices)         (Zip Code)

Registrant’s telephone number, including area code:
(920) 969-6000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
On July 5, 2016, Plexus Corp. (the “Company”), the lenders listed on the signature pages thereto and U.S. Bank National Association, as administrative agent, entered into Amendment No. 2 (“Amendment No. 2”) to the Company’s credit agreement, dated as May 15, 2012, as last amended on May 15, 2014, among the Company and the banks, financial institutions and other institutional lenders listed on the signature pages thereof, U.S. Bank National Association, as administrative agent, PNC Bank, National Association, as syndication agent, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Bank of America, N.A., BMO Harris Bank N.A., HSBC Bank USA, National Association, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A., as co-documentation agents, and U.S. Bank National Association and PNC Capital Markets, LLC, as joint lead arrangers and joint book runners (the “Credit Agreement”), related to its senior unsecured revolving credit facility (the “Credit Facility”).
As a result of Amendment No. 2, the maximum commitment under the Credit Facility was increased from $265 million (balance of $75 million as of July 5, 2016) to $300 million. The Credit Facility, as amended, may potentially be increased by up to $200 million to $500 million generally by mutual agreement of the Company, the lenders, the letter of credit issuers and the administrative agent named in the Credit Agreement, subject to certain customary conditions. Borrowings under the Credit Facility bear interest, at the Company’s option, at a eurocurrency or base rate plus, in each case, an applicable interest rate margin based on the Company’s then-current consolidated total debt to consolidated EBITDA (as defined in the Credit Agreement) ratio. At the Company’s current leverage ratio, the interest rate margin would be 1.375% on eurocurrency loans and 0% on base rate loans. In addition, the Amendment extends the termination date of the Credit Facility from May 15, 2019 to July 5, 2021, and modifies certain definitions and other provisions; in particular, the Amendment expressly permits the Company or any of its subsidiaries to enter into factoring and asset securitization transactions in amounts not to exceed limits specified in the Credit Agreement.
Also on July 5, 2016, the Company and the holders of its Senior Notes (as defined below) entered into Amendment No. 1 to the Note Purchase Agreement, dated as of April 21, 2011, relating to $175 million of 5.20% Senior Notes, due June 15, 2018 (the “Senior Notes”) (“Amendment No. 1”). Among other changes, as a result of Amendment No. 1, certain financing and purchase transactions are now permitted and the financial covenants in the Note Purchase Agreement have been aligned with those in the Credit Agreement.
The foregoing descriptions of Amendment No. 2 and Amendment No. 1 do not purport to be complete and are qualified in its entirety by reference to the full text of such agreements, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(d)    The following exhibits are filed herewith:

Exhibit Number	Description
10.1
Amendment No. 2, dated as of July 5, 2016, by and among Plexus Corp., the lenders listed on the signature pages thereto and U.S. Bank National Association, as administrative agent, to the Credit Agreement, dated as of May 15, 2012, among Plexus Corp. and the banks, financial institutions and other institutional lenders listed on the signature pages thereof, U.S. Bank National Association, as administrative agent, PNC Bank, National Association, as syndication agent, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Bank of America, N.A., BMO Harris Bank N.A., HSBC Bank USA, National Association, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A., as co-documentation agents, and U.S. Bank National Association and PNC Capital Markets, LLC, as joint lead arrangers and joint bookrunners (including the related subsidiary guaranty) (the Credit Agreement, as amended, is included on Exhibit A-2 to Amendment No. 2).

10.2
Amendment No. 1, dated as of July 5, 2016, with respect to the Note Purchase Agreement, dated as of April 21, 2011, between Plexus Corp. and the Purchasers named therein relating to $175,000,000 5.20% Senior Notes, due June 15, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLEXUS CORP.

Date: July 11, 2016	By: /s/ Patrick J. Jermain
Patrick J. Jermain
Senior Vice President and Chief Financial Officer

Plexus Corp.
Exhibit Index
to
Form 8-K, dated July 5, 2016

Exhibit Number	Description
10.1
Amendment No. 2, dated as of July 5, 2016, by and among Plexus Corp., the lenders listed on the signature pages thereto and U.S. Bank National Association, as administrative agent, to the Credit Agreement, dated as of May 15, 2012, among Plexus Corp. and the banks, financial institutions and other institutional lenders listed on the signature pages thereof, U.S. Bank National Association, as administrative agent, PNC Bank, National Association, as syndication agent, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Bank of America, N.A., BMO Harris Bank N.A., HSBC Bank USA, National Association, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A., as co-documentation agents, and U.S. Bank National Association and PNC Capital Markets, LLC, as joint lead arrangers and joint bookrunners (including the related subsidiary guaranty) (the Credit Agreement, as amended, is included on Exhibit A-2 to Amendment No. 2).

10.2
Amendment No. 1, dated as of July 5, 2016, with respect to the Note Purchase Agreement, dated as of April 21, 2011, between Plexus Corp. and the Purchasers named therein relating to $175,000,000 5.20% Senior Notes, due June 15, 2018.